Exhibit 5.1

December 23, 2003

Tempur-Pedic International Inc.

1713 Jaggie Fox Way

Lexington, Kentucky 40511

Re:	Registration Statement on Form S-8 Under the Securities Act of 1933

Ladies and Gentlemen:

We have acted as counsel to Tempur-Pedic International Inc., a Delaware corporation (the “Company”), in connection with the registration under the Securities Act, of 1933, as amended (the “Act”), of up to 14,982,532 shares of common stock, par value $0.01 per share of the Company (the “Shares”), of which (i) 8,000,000 shares may be issued pursuant to the Company’s 2003 Equity Incentive Plan, (ii) 500,000 shares may be issued pursuant to the Company’s 2003 Employee Stock Purchase Plan, and (iii) 6,482,532 shares may be issued pursuant to the Company’s 2002 Stock Option Plan (collectively, the “Plans”), pursuant to a Registration Statement on Form S-8 (as amended, the “Registration Statement”), filed with the Securities and Exchange Commission on December 23, 2003.

We have reviewed the corporate proceedings of the Company with respect to the authorization of the issuance of the Shares. We have reviewed copies of each of the Plans currently in effect or to be effected. We have also examined and relied upon originals or copies, certified or otherwise identified or authenticated to our satisfaction, of such corporate records, instruments, agreements or other documents of the Company, and certificates of officers of the Company as to certain factual matters, and have made such investigation of law and have discussed with officers and representatives of the Company such questions of fact, as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document.

This opinion is limited solely to the Delaware General Corporation Law, as applied by courts located in Delaware, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting those laws.

Based upon and subject to the foregoing, we are of the opinion that the Shares to be issued by the Company pursuant to the Plans have been duly authorized, and when issued and delivered in accordance with the terms of the Plans will be validly issued, fully paid, and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/S/    BINGHAM MCCUTCHEN LLP

BINGHAM MCCUTCHEN LLP